BANDAG, INCORPORATED AND SUBSIDIARIES
                                                                    Exhibit 10.2


                         TIRE DISTRIBUTION SYSTEMS, INC.
                     SEVERANCE AGREEMENT FOR SAM FERRISE II

          THIS SEVERANCE AGREEMENT ("Agreement") is entered into as of the 20th day of January, 2000, by and between TIRE DISTRIBUTION SYSTEMS, INC., a Delaware corporation ("TDS") and SAM FERRISE II ("Employee").

                                 R E C I T A L S

          WHEREAS, Employee has been a key executive employee of Bandag, Incorporated ("Bandag"), the ultimate owner of 100% of the issued and outstanding common stock of TDS, and possesses an extensive knowledge of the business and affairs of Bandag and TDS, their proprietary information, trade secrets, policies, methods, personnel, and problems;

          WHEREAS, as of the date hereof, Employee has resigned as executive vice president and chief operating officer of Bandag and is now an at-will key executive employee of TDS and desires to continue to be employed at-will by TDS, and acknowledges that this Agreement provides for severance payments from TDS to which he is not otherwise entitled by any contract or any other legal obligation;

          WHEREAS, as a key executive employee of TDS, Employee acknowledges that he will obtain extensive knowledge of the business and affairs of Bandag and TDS, their proprietary information, trade secrets, policies, methods, personnel and problems;

          WHEREAS, the parties agree and acknowledge that this Agreement is not intended to constitute an employment contract; does not create any employment rights other than those expressly set forth herein; does not alter or modify Employee's status as an "at-will" employee of TDS or the terms and conditions of his employment except as expressly set forth herein, and does not create any rights to continued employment or to termination only "for cause"; but rather, is intended solely to provide for the availability of severance payments to Employee under the terms and conditions set forth herein in consideration and exchange for Employee's agreement to be bound by the Non-Competition and Confidentiality provisions contained in this Agreement;

          NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the sufficiency of which is acknowledged by each party, the parties hereto agree as follows:

          1. Employee Covenants. Employee covenants and agrees to be bound by the terms of the Non-Competition and Confidentiality provisions set forth in paragraph 2, below.

          2. Covenant Not to Compete and Confidentiality.

          (a) Employee has obtained or acquired and will, during the

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                      BANDAG, INCORPORATED AND SUBSIDIARIES


course of Employee's employment with TDS, obtain or acquire, knowledge of Confidential Information, which knowledge would, in the event Employee were to become employed by or associated with a competitor of TDS, become available and provide invaluable benefits to such competitor and cause irreparable harm to TDS. In consideration of the severance payments provided herein, Employee will not, within the geographic location provided herein, from the date hereof until the number of months set forth in the immediately following sentence has elapsed following termination of Employee's employment with TDS for any reason, directly or indirectly, as a director, officer, employee, or as an owner of any equity proprietary interest in (except for ownership of shares in a publicly traded company not exceeding five percent (5%) of any class of outstanding equity securities), or as a consultant or otherwise, render services to, have any financial interest in, or otherwise participate in the affairs of, any business ("Competitive Business") which is, or is planning or organizing to be, engaged in the manufacture and/or sale of products or the rendering of services competitive with the products manufactured or sold or the services rendered by TDS. Employee shall be restricted (as set forth in this Section 2(a)) for twenty-four (24) months following termination of Employee's employment with TDS, unless the reason for such termination is the voluntary termination of Employee, in which event the period of restriction shall be twelve (12) months, provided, however, that, in the event of Employee's voluntary termination, TDS shall have the right, exercisable in its sole discretion, to cause such period of restriction to be twenty-four (24) months (such twenty-four (24) or twelve (12) month period is hereinafter referred to as the Period of Restriction). TDS may exercise such right by giving employee written notice of TDS' exercise of such right as soon as reasonably practicable after the effective date of Employee's voluntary termination. TDS' right to cause the Period of Restriction to be twenty-four months shall expire after the first installment payment provided by
Section 4 hereof has been made. The geographic limitation of the foregoing covenant not to compete shall extend to any state of the United States in which TDS sold or actively attempted to sell its products or services within the one
(1) year period prior to the termination of Employee's employment with TDS. In the event that Employee is employed by a Competitive Business which is engaged in the manufacture or sale of multiple products, this Section 2 shall apply to only those portions of said Competitive Business which are directly or indirectly competitive with TDS.

          (b) Employee has, during the course of his employment with Bandag and will, during the course of Employee's employment with TDS, obtain or acquire knowledge of Confidential Information, which knowledge would, in the event Employee were to become employed by or associated with a competitor of Bandag or of any corporation or other entity in which Bandag owns, directly or indirectly, a majority of such corporation's or other entity's outstanding voting securities (a "Subsidiary"), become available and provide invaluable benefits to such competitor and cause irreparable harm to Bandag or any such


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                      BANDAG, INCORPORATED AND SUBSIDIARIES


Subsidiary. In consideration of the severance payments provided herein, Employee will not, within the geographic location provided herein, from the date hereof until the expiration of the applicable Period of Restriction (as provided in Section 2(a) above) following termination of Employee's employment with TDS or any Subsidiary for any reason, directly or indirectly, as a director, officer, employee, or as an owner of any equity proprietary interest in (except for ownership of shares in a publicly traded company not exceeding five percent (5%) of any class of outstanding equity securities), or as a consultant or otherwise, render services to, have any financial interest in, or otherwise participate in the affairs of, any business ("Competitive Business") which is, or is planning or organizing to be, engaged in the manufacture and/or sale of products or the rendering of services competitive with the products manufactured or sold or the services rendered by Bandag or any Subsidiary. The geographic limitation of the foregoing covenant not to compete shall extend to any state of the United States in which Bandag or any Subsidiary sold or actively attempted to sell its products or services within the one (1) year period prior to the termination of Employee's employment with TDS. In the event that Employee is employed by a Competitive Business which is engaged in the manufacture or sale of multiple products, this Section 2 shall apply to only those portions of said Competitive Business which are directly or indirectly competitive with Bandag or any Subsidiary.

          (c) From the date hereof until twenty-four (24) months following the termination of Employee's employment, Employee will not, on behalf of any Competitive Business, be connected in any way with soliciting or hiring any employees of Bandag, TDS or any Subsidiary who were subject to Employee's general supervision during employment by Bandag or TDS, until such employees have not been employed by Bandag, TDS or any Subsidiary for six (6) months.

          (d) In addition to all duties of loyalty imposed on Employee by law, Employee shall maintain Confidential Information (as defined in subsection (e) below) in strict confidence and secrecy and shall not at any time after the date hereof, or at any time after termination of, employment with TDS, directly or indirectly, use or disclose to others any Confidential Information, or use any Confidential Information for the benefit of any person or entity (including the Employee) other than Bandag or TDS, without the prior written consent of TDS or Bandag, as the case may be (except for disclosures to persons acting on Bandag's or TDS's behalf with a need to know such information, provided such persons agree to hold such information in confidence on terms acceptable to Bandag or TDS, as the case may be, and except for disclosures that may be required by a court of competent jurisdiction, provided Employee notifies TDS or Bandag, as the case may be, a reasonable time prior to any such disclosure).

          (e) "Confidential Information" means Proprietary Ideas (as defined in subsection (f) below) and other information (excluding


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                      BANDAG, INCORPORATED AND SUBSIDIARIES


information that is generally known to the public by means other than disclosure by Employee) related to Bandag's, TDS's or any Subsidiary's business, whether or not in written or printed form, not generally known in the trade or industry, of which Employee has become informed during his employment by Bandag or TDS or has or will become informed during his employment by TDS, including without limitation, product specifications, service specifications, manufacturing procedures, methods, equipment, compositions, technology, designing, business plans, marketing plans, formulae, trade secrets, know-how, research and development programs, sales methods, customer lists, strategic plans, mailing lists, sales levels and quantities, customer usages and requirements, computer programs and other confidential technical or business information and data.

          (f) "Proprietary Ideas" means ideas, suggestions, Inventions (as defined in subsection (g) below) and work relating in any way to the business and activities of Bandag or TDS, which are or may be subjects of protection under applicable law concerning patents, copyrights, trade secrets, trademarks, service marks or other intellectual property rights.

          (g) "Inventions" means designs, discoveries, improvements, ideas, conceptions, works of authorship, know how, innovations, inventions, enhancements, modifications, methods, techniques, technological developments and suggestions, whether or not patentable, copyrightable or susceptible to any other form of legal protection, including without limitation, products, processes, machines, tooling, articles, compositions of matter, promotional and advertising materials, data processing programs and systems, manufacturing and sales techniques, artwork, drawings, plans and specifications which either (i) relate to the business of Bandag, TDS or any Subsidiary as conducted from time to time, or (ii) relate to Bandag's, TDS's or any Subsidiary's actual or demonstrably anticipated research or development, or (iii) result from any work performed by Employee for TDS or Bandag, as the case may be.

          3. Specific Enforcement; Injunctive Relief. The parties acknowledge that damages would be an inadequate remedy for any breach of the provisions of
Section 2 by Employee. Therefore, the obligations of Employee under Section 2 shall be specifically enforceable and Employee agrees that TDS or Bandag, as the case may be, shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining Employee from committing any violations of the provisions of Section 2 of this Agreement, and should such injunction or decree issue in favor of TDS or Bandag, as the case may be, TDS or Bandag, as the case may be, shall also be entitled to all costs, expenses, and fees (including, without limitation, attorneys' fees) incurred in connection with such action. Such remedies shall be cumulative and not exclusive, and shall be in addition to any other remedy TDS or Bandag, as the case may be, may have.


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                      BANDAG, INCORPORATED AND SUBSIDIARIES


          4. Severance Payments. TDS agrees that if TDS terminates Employee's employment with TDS, it will pay Employee a severance payment of $680,000, or if Employee voluntarily terminates his employment with TDS, it will pay Employee a severance benefit of $340,000 if the Period of Restriction is twelve (12) months or a severance benefit of $680,000 if the Period of Restriction is twenty-four
(24) months (subject in all cases to all required federal, state and local payroll withholding), and payable as set forth herein. TDS will pay Employee the severance amount in twenty-four (24) or twelve (12) equal monthly installment payments, depending upon the length of the Period of Restriction, commencing thirty (30) days after the date of Employee's termination of employment, with monthly installment payments made thereafter on the 1st day of each month for twenty-three (23) or eleven (11) months, as the case may be. For purposes of this paragraph, the date of Employee's termination of employment is defined as the last date on which Employee renders services to TDS.

          (a) It is understood and agreed to by the parties that, as used in this paragraph 4, the terms "terminates" or "voluntarily terminates" does not include the termination of Employee's employment with TDS due to death, disability or retirement.

          (b) It is further understood and agreed to by the parties that in the event Employee engages in any conduct in violation of, or inconsistent with, his obligations under paragraph 2, in addition to all other rights and remedies available to TDS or Bandag, as the case may be, TDS's obligation to make further severance payments under this Agreement shall be immediately and forever discharged and released and Employee shall be obligated to reimburse TDS for all severance payments theretofore made by TDS.

          (c) As a condition precedent to Employee's entitlement to receive severance payments and to TDS's obligation to provide such payments under this Agreement, Employee agrees that, in the event of his termination by TDS or his voluntary termination, he will execute and be bound by the terms of a general release of all claims against TDS ("Release") arising up to and including the date of his execution of the Release. Employee understands and agrees that such Release will include, at a minimum, a release of all claims against TDS and its affiliated companies and successors, and its and their officers, directors, employees, and agents, arising under federal, state and local anti-discrimination or civil rights laws, as well as all claims, statutory or common-law, arising out of Employee's employment with TDS or its termination.

          5. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings, whether written or oral, as to the matters set forth herein.


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                      BANDAG, INCORPORATED AND SUBSIDIARIES


          6. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such a waiver, modification or discharge is agreed to in writing signed by the parties hereto.

          7. No Other Agreements. No agreements, representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

          8. Costs of Enforcement. In the event that a court of competent jurisdiction determines that Employee has breached this Agreement, Employee shall be liable to TDS or Bandag, as the case may be, for all of its actual costs (statutory and nonstatutory), expenses and attorneys' fees, incurred to enforce this Agreement.

          9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of TDS and Bandag, their successors and assigns, including the purchaser of all or substantially all of the assets of TDS or Bandag, as the case may be, and Employee and his heirs, executors, administrators and legal representatives. Employee may not assign this Agreement, in whole or in any part.

          10. Bandag as Third Party Beneficiary. TDS and Employee acknowledge that the provisions in Section 2 as they relate to Bandag or any Subsidiary are intended for the benefit of Bandag. Accordingly, the parties agree that Bandag shall be entitled to enforce against Employee the provisions of Section 2 as they relate to Bandag or any Subsidiary as fully as TDS could enforce against Employee the provisions of Section 2 as they relate to TDS.

          11. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Iowa applicable to contracts made and to be performed therein between residents thereof.

          12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EMPLOYEE                             TIRE DISTRIBUTION SERVICES, INC.


/s/ Sam Ferrise II                   By: /s/ Warren W. Heidbreder
---------------------------------        -------------------------------------
                                       Its: Secretary
                                           -----------------------------------

/s/ Janet R. Sichterman              /s/ Janet R. Sichterman
---------------------------------        -------------------------------------
          Witness                                 Witness


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